Exhibit 99.1

Ingevity Corporation 4920 O'Hear Avenue Suite 400 North Charleston, SC 29405 USA www.ingevity.com

News	Contact: Caroline Monahan 843-740-2068 media@ingevity.com

Investors: Bill Hamilton 843-746-2138 investors@ingevity.com

Ingevity to challenge jury verdict on emissions control patent

NORTH CHARLESTON, S.C., September 16, 2021 – Ingevity Corporation (NYSE:NGVT) today announced it intends to challenge a jury verdict rendered on Sept. 15, 2021 in the U.S. District Court in Delaware related to claims by BASF Corporation, Florham Park, New Jersey, that Ingevity engaged in anticompetitive activities and interfered with an alleged prospective relationship between BASF and a customer. The claims relate to Ingevity’s enforcement of its patent covering canister systems used in automotive gasoline vapor emissions control (Patent No. RE38,844) and the company’s entry into several supply agreements with customers of its fuel vapor canister honeycombs. The jury ordered Ingevity to pay antitrust damages of approximately $28 million, which will be automatically tripled under U.S. antitrust law to roughly $85 million. Ingevity believes in the strength of its intellectual property and the merits of its position and intends to pursue all legal relief available to challenge this outcome.

Ingevity’s ’844 patent – set to expire in March 2022 – relates to certain canister systems designed to achieve gasoline vapor emissions levels that comply with the most stringent U.S. Environmental Protection Agency Tier 3 and California LEV III regulations. The verdict relates to the company’s enforcement of its patent rights regarding fuel vapor canisters in the U.S. and Canada that use its honeycomb scrubber to reduce certain types of vehicle emissions, as well as to supply agreements with certain customers. The verdict is not related to the manufacture of Ingevity’s activated carbon.

The company does not anticipate an immediate impact to commercial sales and is not aware of a competing certified or tested honeycomb that could replace sales of Ingevity’s product immediately due to the multiyear automotive design cycle of original equipment manufacturers and Tier 1 suppliers. The decision has no bearing on the company’s ’649 patent family obtained in the U.S., Europe and China to reduce emissions in low-purge engines, which Ingevity believes could apply to anywhere from 25% to 60% of future near-zero fuel system designs.

Ingevity’s Nuchar® activated carbon products are manufactured to both capture gasoline emissions and return them to the engine for their intended use, giving the company a competitive advantage in providing original equipment manufacturers with the greatest flexibility, quality and reliability and minimal canister design. Nuchar products are part of Ingevity’s Performance Materials segment that has manufacturing facilities in Covington, Virginia, Wickliffe, Kentucky, Waynesboro, Georgia, and Changshu and Zhuhai, China. Ingevity estimates that the gasoline emissions captured and recovered globally using our activated carbon results in a savings of roughly 40 million tons of CO2 every year.

Ingevity: Purify, Protect and Enhance
Ingevity provides products and technologies that purify, protect and enhance the world around us. Through a team of talented and experienced people, we develop, manufacture and bring to market solutions that help customers solve complex problems and make the world more sustainable. We operate in two reporting segments: Performance Chemicals, which includes specialty chemicals and engineered polymers, and Performance Materials, which includes high-performance activated carbon. These products are used in a variety of demanding applications, including asphalt paving, oil exploration and production, agrochemicals, adhesives, lubricants, publication inks, coatings, elastomers, bioplastics and automotive components that reduce gasoline vapor emissions. Headquartered in North Charleston, South Carolina, Ingevity operates from 25 locations around the world and employs approximately 1,850 people. The company is traded on the New York Stock Exchange (NYSE:NGVT). For more information visit www.ingevity.com.

Cautionary Statements About Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements generally include the words “will,” “plans,” “intends,” “targets,” “expects,” “outlook,” "believes," "anticipates," or similar expressions. Forward-looking statements may include, without limitation, litigation strategies, expectations and outcomes, expected financial positions, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; and the impact of COVID-19. Actual results could differ materially from the views expressed. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, litigation outcomes, adverse effects from the COVID-19 pandemic; adverse effects of general economic and financial conditions; risks related to international sales and operations; and the other factors detailed from time to time in the reports we file with the SEC, including those described under "Risk Factors" in our Annual Report on Form 10-K, our Form 10-Q for the quarter ended March 31, 2021, and other periodic filings. These forward-looking statements speak only as of the date of this press release. Ingevity assumes no obligation to provide any revisions to, or update, any projections and forward-looking statements contained in this press release.